UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On August 2, 2011, DayStar Technologies, Inc. (the “Company”) transferred ownership of 744,607 shares of common stock (the “Socius Shares”) to Socius CG II, Ltd. These shares, which include 587,989 newly issued shares, represent the full amount of the commitment fee due to Socius CG II, Ltd. under a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and Socius CG II, Ltd. dated February 2, 2011. The number of shares issued was determined by dividing $294,120.00 by the closing bid price of the Company’s common stock at the close of business on August 1, 2011.

The Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933 in issuing the Socius Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: August 8, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer